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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Napco Security Systems, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (number 333-14743) of Napco Security Systems, Inc. of our report dated September 30, 2002, with respect to the consolidated balance sheet of Napco Security Systems, Inc. and subsidiaries as of June 30, 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, and all related financial statement schedules.

/s/ KPMG LLP

Melville, New York
October 3, 2002


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